UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia	39817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2024, Danimer Scientific, Inc., (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with a certain investor for the purchase and sale, in a registered direct offering by the Company (the “Registered Offering”), of (i) an aggregate of 11,250,000 shares of its Class A common stock, par value $0.0001 per share (“Common Stock”) (ii) pre-funded warrants to purchase up to an aggregate of 3,750,000 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) accompanying warrants to purchase up to an aggregate of 15,000,000 shares of Common Stock (the “Common Warrants”) at a combined offering price of $1.00 per share of Common Stock and associated Common Warrant, or $0.9999 per Pre-Funded Warrant and associated Common Warrant, resulting in gross proceeds of approximately $15.0 million. The Registered Offering closed on March 25, 2024.

The Common Warrants have an exercise price of $1.33 per share, are exercisable six months following the date of issuance, and will expire five and one-half years following the date of issuance. The Pre-Funded Warrants are exercisable immediately, expire five years after the date of issuance, and have an exercise price of $0.0001 per share. The Pre-Funded Warrants were sold to the purchaser, whose purchase of shares of Common Stock in the Registered Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering, in lieu of shares of Common Stock.

Each of the Placement Agency Agreement and Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. In addition, pursuant to the terms of the Purchase Agreement, the Company and its executive officers and directors have agreed not to, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of closing for the Registered Offering set forth above.

As compensation in connection with the Registered Offering, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Registered Offering, plus reimbursement of certain expenses and legal fees.

The Common Stock, Pre-Funded Warrants and Common Warrants described above were offered pursuant to the Registration Statement on Form S-3 (File No. 333-267074), as amended, that was declared effective by the Securities and Exchange Commission on September 7, 2022.

The foregoing descriptions of the Pre-Funded Warrants, Common Warrants, Placement Agency Agreement, and Purchase Agreement do not purport to be complete and are subject to, and qualified by, the full text of such documents, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated by reference herein. The Placement Agency Agreement and the Purchase Agreement included as exhibits hereto are intended to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, any other party thereto, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Placement Agency Agreement and Purchase Agreement were made only for purposes of those respective agreements and as of specific dates; were made solely for the benefit of the parties to those respective agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, any other party thereto, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Placement Agency Agreement and Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the legal opinion and consent of Kane Kessler, P.C., counsel to the Company, relating to the validity of the issuance and sale of the Shares, the Pre-Funded Warrants and Common Warrants, and the issuance of the shares of Common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants, is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

The Company issued press releases announcing the Offering and the closing of the Offering on March 20, 2024 and March 25, 2024, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein. The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto and incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant.
4.2	Form of Common Stock Purchase Warrant.
5.1	Opinion of Kane Kessler, P.C.
10.1	Placement Agency Agreement dated as of March 20, 2024 by and between Danimer Scientific, Inc. and Roth Capital Partners, LLC.
10.2	Form of Securities Purchase Agreement by and between Danimer Scientific, Inc. and the purchaser named therein.
99.1	Company Press Release dated March 20, 2024. (Furnished not filed).
99.2	Company Press Release dated March 25, 2024. (Furnished not filed).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc

Date:	March 25, 2024	By:	/s/ Stephen A. Martin
Stephen A. Martin Chief Legal Officer and Corporate Secretary